QUEST RESOURCE CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

To:	Eddie M. LeBlanc, III ("you" or the "Grantee")

NOTICE OF GRANT:

Quest Resource Corporation (the "Company"), hereby grants you an option (the "Option") to purchase common shares, $0.01 par value per share, of Quest Resource Corporation ("Shares"), subject to the terms and conditions of the Option Award Agreement between you and the Company, attached as Exhibit A, as follows:

Grant Date:	January 12, 2009

Total Number of Shares Subject to Option:	Three Hundred Thousand (300,000)

Option Price per Share ($):	$ 0.62 (representing the closing price of the Shares on Nasdaq on January 12, 2009)

Expiration Date:	January 12, 2019

In order to fully understand your rights under the Option Award Agreement, attached as Exhibit A, you are encouraged to read this Agreement carefully. By accepting this Option, you are also agreeing to be bound by Exhibit A.

QUEST RESOURCE CORPORATION
By:	/s/ Jon H. Rateau
Jon H. Rateau, Chairman of the Board

ACCEPTED BY GRANTEE
/s/ Eddie M. LeBlanc, III
Name:	Eddie M. LeBlanc, III

Date:	January 14, 2009

EXHIBIT A

AGREEMENT:

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration paid by the Grantee to the Company, the Grantee and the Company agree as follows:

Section 1.	Definitions

In addition to those terms otherwise defined in this Agreement, whenever used in this Agreement, the following terms shall have the meanings set forth in the Glossary at the end of this Agreement.

Section 2.	Grant of Nonqualified Stock Option

As of the Grant Date identified above, the Company grants to the Grantee, subject to the terms and conditions set forth herein, the right, privilege, and option (the "Option") to purchase that number of Shares identified above opposite the heading "Total Number of Shares Subject to Option," at the per Share price specified above opposite the heading "Option Price per Share."

Section 3.	Exercisability of Option
(a)

Except to the extent the Option is permitted to be transferred to a person set forth in Section 8(b) of this Award Agreement, during the Grantee's lifetime, this Option may be exercised only by the Grantee. Provided the below Time Vesting criteria are satisfied, as of the dates specified below, this Option, except as specifically provided elsewhere under the terms of this Award Agreement, shall become exercisable with respect to that number of shares under the column stated "Number of Shares Subject to Option Exercisable," provided that the Grantee is an employee, and at all times since the Grant Date has been an employee, of the Company on applicable Option exercise date.

Time Vesting	Subject to accelerated vesting as provided below, the Option may only be exercised as follows:
	On or After January 9, 2010* January 9, 2011 January 9, 2012	Number of Shares Subject to Option Exercisable 100,000 (1/3 of Option) 200,000 (2/3 of Option) 300,000 (100% of Option)
*Anniversary of Grantee's Employment Commencement Date

(b)	In no event will the Options granted under this Agreement become fully exercisable if the Grantee has a Termination of Affiliate on account of death or Disability.

(c)

If you have a Termination of Affiliation during the Change of Control Period which is initiated by the Company or a Subsidiary other than for Cause, or initiated by you for Good Reason, then any unexercised portion of the Option, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable.

Section 4.	Method of Exercise

Provided this Option has not expired, been terminated or cancelled, that number of shares subject to the Option which are exercisable in accordance with Section 3 above may be exercised, in whole or in part and from time to time, by delivery to the Company or its designee a written notice to the Company or its designee which shall:

(a)	set forth the number of Shares with respect to which the Option is to be exercised (such number must be in a minimum amount of 50 Shares);
(b)	if the person exercising this Option is not the Grantee, be accompanied by satisfactory evidence of such person's right to exercise this Option; and
(c)

be accompanied by payment in full of the Option Price (i) in the form of cash, personal or certified bank check or electronic wire transfer payable to the order of the Company, (ii) through the sale of the Shares acquired on exercise of this Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, (iii) through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by delivery to the Company (either by authorization for direct transfer or by physical delivery through proper endorsement of certificates) of a number of Shares then owned by the Grantee, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise; provided however, that Shares used for this purpose must have been owned by the Grantee for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of the transfer of the Stock used as payment of the exercise price, or in lieu of actually surrendering to the Company the Stock then owned by the Grantee, the Committee may, in its discretion permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Grantee as payment of the exercise price, or (v) any other means allowable by the Committee which, in its sole discretion, determines will provide legal consideration for the Shares.

Section 5.	Expiration of Option

Unless terminated earlier in accordance with the terms of this Award Agreement , the Option granted herein shall expire at 5:00 P.M., Oklahoma City time, on the tenth (10th) Anniversary of the Grant Date (the "Expiration Date"). In the event the Expiration Date is a Saturday, Sunday or any other day which is a holiday of the United States Federal Government (a "Non-Business Day"), then the Option granted herein shall expire, unless earlier terminated in a accordance with the terms of this Award Agreement, at 5:00 P.M., Oklahoma City time, on the first day that is not a Non-Business Day (a "Business Day") following such Expiration Date.

Section 6.	Effect of Termination of Affiliation

If the Grantee has a Termination of Affiliation for any reason, including termination by the Company with or without Cause, voluntary resignation, death, or Disability, the effect of such Termination of Affiliation on all or any portion of this Option is as provided below.

(a)

If the Grantee has a Termination of Affiliation within the Option Term due to the Grantee's ceasing to be employed by the Company, the Option, to the extent exercisable, may be exercised by the Grantee at any time prior to 5:00 P.M., Oklahoma City time, on the ninetieth (90th) calendar day following the Grantee's Termination of Affiliation (but in no event later than the Expiration Date). In the event that such ninetieth (90th) day shall not be a Business Day, then the Option shall expire at 5:00 P.M., Oklahoma City time, on the first (1st) Business Day immediately following such ninetieth (90th) day. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Termination of Affiliation.

(b)

If the Grantee dies or becomes Disabled within the Option Term (A) while he or she is an employee of the Company, or (B) within the ninety-day period referred to in clause (a) above, the Option may be exercised by the Grantee or the Grantee's Beneficiaries entitled to do so at any time prior to 5:00 P.M., Oklahoma City time, on the 365th calendar day following the date of the Grantee's death or Disability (but in no event later than the Expiration Date). In the event that the 365th day is not a Business Day, then the Option shall expire at 5:00 P.M., Oklahoma City time, on the first (1st) Business Day immediately following such 365th day.

Section 7.	Investment Intent

The Grantee agrees that the Shares acquired on exercise of this Option shall be acquired for his/her own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act") or other applicable securities laws. If the Committee so determines, any share certificates issued upon exercise of this Option shall bear a legend to the effect that the Shares have been so acquired. The Company may, but in no event shall be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any Shares acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Shares shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the 1933 Act and other applicable securities laws or (b) the Shares shall have been duly registered in compliance with the 1933 Act and other applicable state or federal securities laws. If this Option, or the Shares subject to this Option, are so registered under the 1933 Act, the Grantee agrees that he will not make a public offering of the said Shares except on a national securities exchange on which the common shares of the Company are then listed.

Section 8.	Nontransferability of Option
(a)

Except as provided above in Section 6(b) (in the event of the Grantee's death) or below in Section 8(b), no portion of the Option granted hereunder may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to the Option granted to the Grantee shall be available during his or her lifetime only to the Grantee.

(b)

Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit the Option to be transferred to, exercised by and paid to (a) the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), (b) any person sharing the Grantee's household (other than a tenant or employee), (c) a trust in which persons described in (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in (a) or (b) or the Grantee owns more than 50% of the voting interests; provided such transfer is not for value. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

Section 9.	Status of the Grantee

The Grantee shall not be deemed a shareholder of the Company with respect to any of the Shares subject to this Option, except to the extent that such Shares shall have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed. Nothing in this Agreement is to be construed to require the Company to employ the Grantee for any specific period.

Section 10.	No Effect on Capital Structure

This Option shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

Section 11.	Adjustments

In the event of any change in the number of outstanding Shares effected without receipt of consideration therefor by the Company, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination or other change in the corporate structure of the Company affecting the Shares, the aggregate number and class of Shares subject to this Option and the exercise price of this Option shall automatically adjust to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment shall be eliminated. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive.

Section 12.	Amendment.

The Committee may at any time and from time to time, alter, amend or suspend this Option Award Agreement in whole or in part without your consent (i) to comply with the requirements for listing on any exchange where the Company's Shares are listed, (ii) in recognition of unusual or nonrecurring events (including the events described in Section 11) affecting the Company or the financial statements of the Company, (iii) on account of changes in applicable laws, regulations, or accounting principles, or (iv) whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option; provided, however, no amendment or modification of this Option shall adversely affect in any material way the then current economic benefit possessed by the Grantee under this Option without the written consent of the Grantee.

Section 13.	Committee Authority

Any questions concerning the interpretation of this Award Agreement, any adjustments required to be made under Sections 11 or 12 of this Award Agreement, and any controversy which arises under this Award Agreement shall be settled by the Committee in its sole discretion.

Section 14.	Withholding Taxes

The Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable Federal, state or local income tax or payroll tax withholding amounts required by law to be withheld, including the payment to the Company at the time of exercise of an Option of all such taxes and requirements. The Company is not required to issue shares upon the exercise of this Option unless the Grantee first pays in cash or by share withholding to the Company such amount, if any, of tax withholding. The Company may, in its discretion, elect to withhold shares otherwise eligible to be delivered to the Grantee having a value equal to the minimum amount required to be withheld to cover such applicable tax withholding liability.

Section 15.	Nonqualified Stock Option

This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, and shall not be so construed.

Section 16.	Notice

Whenever any notice is required or permitted hereunder, such notice must be given in writing by (a) personal delivery, or (b) expedited, recognized delivery service with proof of delivery, or (c) United States Mail, postage prepaid, certified mail, return receipt requested. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, received by the intended addressee, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or the Grantee may change, at any time and from time to time, by written notice to the other, the address specified for receiving notices. Until changed in accordance herewith, the Company's address for receiving notices shall be Quest Resource Corporation, Attention: President, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102. Unless changed, the Grantee's address for receiving notices shall be the last known address of the Grantee on the Company's records. It shall be the Grantee's sole responsibility to notify the Company as to any change in his or her address. Such notification shall be made in accordance with this Section 16.

Section 17.	Binding Effect

This Award Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Section 18.	Governing Law

This Award Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Oklahoma without giving effect to the principles of the Conflict of Laws to the contrary.

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GLOSSARY

(a)	"Beneficial Owner" has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.
(b)	"Board" means the Board of Directors of the Company.
(c)	"Cause" means,

(i)        the Grantee's conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,

(ii)       any willful action or omission by the Grantee which would constitute grounds for immediate dismissal under the employment policies of the Company or the Subsidiary by which the Grantee is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company or any Subsidiary, or violation of sexual harassment laws or the internal sexual harassment policy of the Company or the Subsidiary by which the Grantee is employed,

(iii)      the Grantee's habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or

(iv)      the Grantee's willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company or any Subsidiary;

provided, however, that for purposes of clauses (ii), (iii) and (iv), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). If the Grantee agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Agreement.

(d)	"Change of Control" means any one or more of the following:

(i)        any Person other than (A) a Subsidiary, (B) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (C) any Excluded Person, becomes the Beneficial Owner of 35% or more of the common shares of the Company or of Voting Securities representing 35% or more of the combined voting power of the Company (such a person or group, a "35% Owner"), except that (x) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common shares and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common shares and Voting Securities of the Company, as the case may be and (y) such corporation shall not be deemed a 35% Owner; or

(ii)       the Incumbent Directors (determined using October 14, 2005 as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(iii)      the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a "Reorganization Transaction") which is not an Exempt Reorganization Transaction.

This definition of "Change of Control" may be amended at any time prior to the occurrence of a Change of Control without requiring the consent of any the Grantee. Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred if the Grantee is a Section 16 Person and, by agreement (written or otherwise), participating on his own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to the Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

(e)	"Change of Control Period" means the period commencing on a Change of Control and ending on the first anniversary of the Change of Control.
(f)

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

(g)	"Committee" means the Compensation Committee of the Board.
(h)

"Disabled" or "Disability" means the Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan.

(i)	"Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.
(j)

"Excluded Person" means any Person who, along with such Person's Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the October 14, 2005.

(k)

"Exempt Reorganization Transaction" means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding common shares and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common shares and Voting Securities of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).

(l)

"Good Reason" means any action by the Company or any Subsidiary employing the Grantee which results in any of the following without the Grantee's consent: (i) a material diminution or other material adverse change in the Grantee's position, authority or duties, (ii) requiring the Grantee to be based at any office or location more than 50 miles from the location where he was previously based; (iii) a material diminution in the Grantee's compensation in the aggregate, other than a diminution applicable to all similarly situated employees. The Grantee shall not have Good Reason to terminate his position unless, (A) within 60 days following the event or circumstance set forth above in (i), (ii) or (iii), the Grantee notifies the Company of such event or circumstance, (B) the Grantee gives the Company 30 days to correct the event or circumstance, and (C) the Company does not correct, in all material respects, such event or circumstance.

(m)	"Including" or "includes" mean "including, without limitation," or "includes, without limitation", respectively.
(n)

"Incumbent Directors" means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.

(o)	"Option Term" means the period beginning on the Grant Date and ending on the expiration date of this Option.
(p)	"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.
(q)	"Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.
(r)	"SEC" means the United States Securities and Exchange Commission, or any successor thereto.
(s)	"Section 16 Person" means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.
(t)

"Subsidiary" means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

(u)

"Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(v)

"Termination of Affiliation" occurs on the first day on which the Grantee is for any reason (a) no longer providing services to the Company or any Subsidiary in the capacity of an employee, or (b) if the Grantee is an employee of a Subsidiary, the first day on which such Subsidiary ceases to be a Subsidiary. A Termination of Affiliation shall have the same meaning as a "separation from service" under Code section 409A(2)(A)(i) and the regulations issued thereunder.

(w)

"Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.